Exhibit 107

Calculation of Filing Fee Table

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

ECD Automotive Design, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(c)	300,000,000	(2)	0.272	(3)	$81,600,000	0.0001531	$12492.96
	Equity	Common Stock, $0.0001 par value per share	457(c)	8,353,687	(4)	0.272	(3)	$2,272,202.86	0.0001531	$374.88
	Equity	Private Warrants to purchase Common Stock, $0.0001 par value per share, at $11.50 per share	457(i)	257,500	(5)
	Equity	Common Stock underlying the Private Warrants	457(g)	257,500		$11.50	(6)	2,961,250	0.0001531	$453.37
Fees Previously Paid	—	—	—	—		—		—	—	—
			Total Offering Amounts					$86,833,452.86	0.0001531	$13,294.21
			Total Fees Previously Paid					—		$9,314.69
			Total Fee Offsets					—		$—
			Net Fees Due							$3,979.52

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered		Maximum Aggregate Offering Price	Form Type	File Number	Initial Effective Date
Equity	Common Stock underlying the Public Warrants (7)	11,500,000	(8)	$132,250,000	S-1	333-264314	September 8, 2022

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low reported trading prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on July 14, 2025, such date being within five business days of the date that this Registration Statement was filed with the SEC.
(2)	Represents 300,000,000 shares of Common Stock to be issued and sold pursuant to the equity purchase facility agreement (“EPFA”) dated as of June 20, 2025 by and between the Company and an unrelated third party accredited investor.
(3)	Based on the average of high price of $0.288 and low price of $0.256 of the Registrant’s Common Stock on the Nasdaq Capital Market on July 14, 2025.
(4)	Represents (a) 2,800,000 shares of Common Stock that were sold to certain of the Selling Stockholders prior to the IPO prior to the Business Combination; (b) 257,500 shares of Common Stock that were sold to certain of the Selling Stockholders as part of the private units sold in the private placement offering that occurred simultaneously with the IPO; (c) 32,187 shares of Common Stock issued in connection with the Business Combination as a result of the conversion of the 257,500 rights that were sold to certain of the Selling Stockholders as part of the private units sold in the private placement offering that occurred simultaneously with the IPO; and (d) 750,000 shares of Common Stock issued to EF Hutton LLC in lieu of the cash deferred fee owed to them from the IPO; (e) 25,000 shares of Common Stock sold to Benjamin Piggott in a private placement; (f) 1,750,000 shares issued to the David W Miller II Revocable Living Trust U/A/D June 13, 2023, David W Miller II Trustee pursuant to an asset sale agreement and consulting agreement; (g) 725,000 shares issued to Member Hubs Palm Beach, LLC pursuant to the terms of a lease; (h) 160,000 shares issued to Raymond Cole pursuant to the terms of his employment agreement; (i) 100,000 shares issued to Benjamin Piggott pursuant to the terms of his employment agreement; (j) 93,000 shares issued to Matthew Borden pursuant to the terms of a consulting agreement; (k) 386,000 shares issued to Hudson Global Ventures LLC pursuant to two consulting agreements; (l) 1,000,000 shares sold to Theodore Duncan in a private placement on August 8, 2025; and (m) 100,000 shares underlying warrants sold to Theodore Duncan in connection with a private placement on August 8, 2025.
(5)	In accordance with Rule 457(i), the entire registration fee for the Warrants is allocated to the shares of Common Stock underlying such warrants, and no separate fee is payable for the Warrants.
(6)	Warrants are exercisable at $11.50 per share of Common Stock.
(7)	No registration fee is payable in connection with the 11,500,000 shares of Common Stock previously registered on a registration statement on Form S-1 (File No. 333-264314), which was declared effective on September 8, 2022 (the “Prior Registration Statement”), because such shares are being transferred from the Prior Registration Statement pursuant to Rule 429(b) under the Securities Act.
(8)	11,500,000 shares of Common Stock registered under the Prior Registration Statement are included this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement upon effectiveness, will constitute post-effective amendments to the Prior Registration Statement, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.